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                                                                Exhibit 10.21


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") made effective as of the 18th day of February, 1997 (the "Effective Date") by and between Intelligroup, Inc., a New Jersey corporation, with its principal place of business at 517 Route One South, Iselin, New Jersey 08830 (the "Company"), and Paul Coombs (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of June 1, 1996 (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee desire to amend the Employment Agreement to reflect the mutually agreed upon revised terms of employment of the Employee in accordance with the provisions of this Amendment; and

         WHEREAS, in consideration for the revisions to the Employment Agreement as set forth herein, the Company has, in addition to changing Employee's title and electing Employee an executive officer of the Company, granted Employee options to purchase 396,000 shares of Common Stock as consideration for such revisions; and

         WHEREAS, the Employee desires and is willing to accept continued employment with the Company in accordance herewith.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Employment Agreement.
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         2. Amendments.

                  (a) All references to the title of "Director BSD Division" shall hereinafter be deleted and there shall be substituted in lieu thereof the title "Vice President - Business Solutions."

                  (b) Paragraph 1 of the Employment Agreement is amended by deleting such paragraph in its entirety and substituting in lieu thereof, the following:

                  "1. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company pursuant to the terms and conditions of this Agreement as Vice President - Business Solutions of the Company, or in a position at least commensurate therewith in all material respects, commencing on the Effective Date; provided, however, that, also commencing on the Effective Date, the Employee shall be employed by the Company as an employee at will, and may be terminated at any time, with or without cause."

                  (c) Paragraph 5 of the Employment Agreement is amended by deleting such paragraph in its entirety.

                  (d) Paragraph 6 of the Employment Agreement is amended by deleting such paragraph in its entirety.

                  (e) Paragraph 7 of the Employment Agreement is amended by deleting the words "In the event of expiration or early" and substituting in lieu thereof "Upon".

                  (f) Paragraph 7(a)(4) of the Employment Agreement is amended by deleting such paragraph in its entirety.


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         3. Release by the Employee. The Employee hereby acknowledges that, on
February 18, 1997, the Board of Directors of the Company elected the Employee to the executive office of Vice President - Business Solutions and that such position was, and is, at least commensurate with the office of Director BSD Division. In connection therewith, and except for the obligations expressly arising hereunder, the Employee hereby fully, irrevocably and unconditionally releases and discharges the Company, its agents, officers, employees, shareholders, directors, successors and assigns from any and all manner of claims, complaints, demands, causes of action, obligations, liabilities, costs, expenses (including attorneys' fees and costs) and damages, of every kind, either at law or in equity, arising from his employment with the Company prior to the Effective Date.

         4. Covenants Not to Sue. The Employee represents and warrants that he has not filed, nor has he assigned to any third person, any complaints, charges or claims for relief against the Company with any local, state or federal court or administrative agency. The Employee further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against the Company or its agents, officers, employees, shareholders, directors, successors and assigns with respect to any matter arising before the date hereof or covered by the release set forth in Section 3, and not to assert against the Company in any suit, action, litigation or proceeding any matter arising before the date hereof or covered by the release set forth in Section 3.

         5.       Reference to and Effect on the Agreement.

                  (a) On and after the Effective Date, each reference to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement, a reference to


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the Employment Agreement in any of such instrument or document to be deemed to be a reference to the Employment Agreement as amended hereby.

                  (b) Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect.

         6. Granting of Stock Options. In consideration for the revisions to the Employment Agreement as set forth herein, the Company has issued options to purchase 396,000 shares of the Company's Common Stock pursuant to the terms of that certain Stock Option Agreement between the Company and the Employee with a grant date of January 16, 1997.

         7. Governing Law. This Amendment shall be governed by and its provisions construed and enforced with the internal laws of New Jersey without reference to its principles regarding conflicts of laws.

         8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                                  ** ** ** **


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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

ATTEST:                                INTELLIGROUP, INC.,



                                       By:/s/ Ashok Pandey
---------------------------               ---------------------------------
                                          Ashok Pandey
                                          President and Chief Executive Officer



WITNESS:                               EMPLOYEE



                                       /s/ Paul Coombs
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                                       Paul Coombs

                                       Address: 30 Martin Lane
                                                Cherry Hills Village
                                                Colorado 80110


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